Exhibit 4.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of  April 4, 2014, is entered into between Archway Sales, LLC, a Delaware limited liability company (the “New Subsidiary”) and BANK OF AMERICA, N.A., as Agent (as defined below) under that certain Credit Agreement dated as of March 31, 2011, among Nexeo Solutions, LLC, a Delaware limited liability company (the “Company”), each domestic subsidiary of the Company from time to time party thereto, Nexeo Solutions Canada Corp., a British Columbia corporation, Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holdco”), the Lenders parties thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders thereunder (the “Agent”) (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

1.                                      The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary will be deemed to be a Subsidiary Party under the Pledge and Security Agreement, dated as of March 31, 2011, among the Company, Holdings, Sub Holdco, and certain Domestic Subsidiaries of the Company from time to time party thereto, in favor of the Agent for the benefit of the Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”) for all purposes of the Security Agreement and shall have all of the obligations of a Subsidiary Party thereunder as if it had executed the Security Agreement, including without limitation the grant pursuant to Article II of the Security Agreement of a security interest to the Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Article II of the Security Agreement) of such Subsidiary Party or in which such Subsidiary Party has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter acquired or arising and wheresoever located, as security for the payment and performance of all Secured Obligations, all with the same force and effect as if the New Subsidiary were a signatory to the Security Agreement.

2.                                      The New Subsidiary hereby agrees that each reference in the Security Agreement to a Subsidiary Party shall also mean and be a reference to such New Subsidiary.

3.                                      Attached to this Agreement are duly completed schedules and certain exhibits (the “Supplemental Schedules”) to the Security Agreement. The New Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to the New Subsidiary and its properties and affairs is true, complete and accurate as of the date hereof.

4.                                      The New Subsidiary hereby waives acceptance by the Agent and the Lenders of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and that credit extensions under the Credit Agreement, Cash Management Agreements, and Swap Agreements are made and maintained, in reliance on this Agreement and the New Subsidiary’s joinder as a party to the Security Agreement as herein provided.

5.                                      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.                                      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

NEW SUBSIDIARY:

ARCHWAY SALES, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief
Financial Officer and Assistant Treasurer

[Signature Page to Joinder to ABL Security Agreement]

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Robert Mahoney
Name:	Robert Mahoney
Title:	Senior Vice President

[Signature Page to Joinder to ABL Security Agreement]

SCHEDULE 1

Excluded Accounts

1. Payroll, employee benefits, trust or tax withholding accounts funded in the ordinary course of business

Owner	Bank Name	Type of Account	Account Number
Archway Sales, LLC	BMO Harris Bank	Operating	0048453
Archway Sales, LLC	BMO Harris Bank	Safe Deposit Box	1003143604306
Archway Sales, LLC	Commerce Bank	Operating	208056398
Archway Sales, LLC	Parkside Bank & Trust	Operating	8114255

2. Petty cash accounts funded in the ordinary course of business

None.

3. Designated Disbursement Accounts

None.

4. Foreign bank accounts

None.

EXHIBIT A

Type of Organization, Jurisdiction of Organization, Organizational Identification
Number, Federal Employer Identification Number, Chief Executive Office, Locations

I.                                        The corporate name, jurisdiction of organization, organizational identification number and federal employer identification number of the New Subsidiary is as follows:(1)

Grantor	Jurisdiction of Organization	Organizational Identification Number	Federal Employee Identification Number
Archway Sales, LLC	DE	5509441	430907868

II.                                   The New Subsidiary’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is as follows:

Grantor	Mailing Address	Chief Executive Office
Archway Sales, LLC	4155 Manchester Avenue St. Louis, MO 63110	4155 Manchester Avenue St. Louis, MO 63110

(1)  Pending completion of the acquisition and all conversions contemplated therein.

III.                              (a) Each location that is owned by the New Subsidiary where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

None.

(b) Each location that is leased by the New Subsidiary where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Grantor	Leased Location
Archway Sales, LLC	3821 New Getwell, Memphis, TN 38118
4155 Manchester Avenue, St. Louis, MO 63110
4321 Chouteau Avenue, St. Louis, MO 63110
1325 Wiley Road, Suite 124, Schaumberg, IL 60173
565 Taxter Road, Elmsford, NY 10523
1745 Phoenix Boulevard, Atlanta, GA 30349
1828 Swift, North Kansas City, MO 64116
6615 Corporate Drive, Cincinnati, OH 45242
4128 Manchester Avenue, St. Louis, MO 63110
740 7th Street, Oakmont, PA 15139

(c) Each location where Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as of the date hereof (except for Inventory in transit) is as follows:

Location	Owner of Inventory
1356 Milledge St. East Point, Georgia 30344	Archway Sales, LLC

266 Villanova Dr. SW Atlanta, Georgia 30336

725 N. Baker Dr. Itasca, Illinois 60143

2710 Regency Drive, Suite 100 Grand Prairie, Texas 75050

5470 Hecla Street Detroit, Michigan 48208

1113 Aviation Blvd. Hebron, Kentucky 41018

1020 Lockwood Drive Houston, Texas 77020

1800 B Southern Avenue Kansas City, Missouri 64116

13530 Rosecrans Ave. Santa Fe Springs, California 90670

512 Southbridge Street Worchester, Massachusetts 01610

Crystal Warehouse, 25 Industrial Way Wilmington, Massachusetts 01887

W229N1492 Westwood Dr. Waukesha, Wisconsin 53186

84-132 Lockwood Street Newark, New Jersey 07105

41 Runway Road Levittown, Pennsylvania 19057

4701 W. Jefferson St. Phoenix, Arizona 85043

9601 Lilac Drive St. Louis, Missouri 63137

2117 Charles Avenue St. Paul, Minnesota 55114

101 Wayne Place Tampa, Florida 33619

170 Pioneer Drive Leominster, MA 01453

1301 S. Park Ave. Linden, NJ 07036

EXHIBIT B

Bailees, Warehousemen and Third Party Possessors of Collateral

The following bailees, warehouseman and other third parties are in possession or control of Inventory of the New Subsidiary (except for Inventory in transit):

Name and Address of Party	Nature of Relationship	Value of Inventory	Owner of Inventory
1356 Milledge St. East Point, Georgia 30344	Third-Party Logistics Provider	$0	Archway Sales, LLC

266 Villanova Dr. SW Atlanta, Georgia 30336	Third-Party Logistics Provider	$1,326,204.55	Archway Sales, LLC

725 N. Baker Dr. Itasca, Illinois 60143	Third-Party Logistics Provider	$1,791,341.61	Archway Sales, LLC

2710 Regency Drive, Suite 100 Grand Prairie, Texas 75050	Third-Party Logistics Provider	$624,600.34	Archway Sales, LLC

5470 Hecla Street Detroit, Michigan 48208	Third-Party Logistics Provider	$304,738.92	Archway Sales, LLC

1113 Aviation Blvd. Hebron, Kentucky 41018	Third-Party Logistics Provider	$300,235.96	Archway Sales, LLC

1020 Lockwood Drive Houston, Texas 77020	Third-Party Logistics Provider	$443,379.11	Archway Sales, LLC

1800 B Southern Avenue Kansas City, Missouri 64116	Third-Party Logistics Provider	$421,028.21	Archway Sales, LLC

13530 Rosecrans Ave. Santa Fe Springs, California 90670	Third-Party Logistics Provider	$421,872.61	Archway Sales, LLC

512 Southbridge Street Worchester, Massachusetts 01610	Third-Party Logistics Provider	$64,033.80	Archway Sales, LLC

Crystal Warehouse, 25 Industrial Way Wilmington, Massachusetts 01887	Third-Party Logistics Provider	$901,994.14	Archway Sales, LLC

W229N1492 Westwood Dr. Waukesha, Wisconsin 53186	Third-Party Logistics Provider	$47,754.88	Archway Sales, LLC

84-132 Lockwood Street Newark, New Jersey 07105	Third-Party Logistics Provider	$480,581.53	Archway Sales, LLC

41 Runway Road Levittown, Pennsylvania 19057	Third-Party Logistics Provider	$50,497.77	Archway Sales, LLC

4701 W. Jefferson St. Phoenix, Arizona 85043	Third-Party Logistics Provider	$145,695.97	Archway Sales, LLC

9601 Lilac Drive St. Louis, Missouri 63137	Third-Party Logistics Provider	$0	Archway Sales, LLC

2117 Charles Avenue St. Paul, Minnesota 55114	Third-Party Logistics Provider	$45,949.89	Archway Sales, LLC

101 Wayne Place Tampa, Florida 33619	Third-Party Logistics Provider	$40,657.74	Archway Sales, LLC

170 Pioneer Drive Leominster, MA 01453	Consignment	$47,576.65	Archway Sales, LLC

1301 S. Park Ave. Linden, NJ 07036	Warehouse	$1,777,718.28	Archway Sales, LLC

EXHIBIT C

Letter-of-Credit Rights and Chattel Paper

None.

EXHIBIT D

United States Federal Intellectual Property Registrations and Applications

I.                                        Patents and Patent Applications:

None.

II.                                   Trademark Registrations and Applications:

None.

III.                              Copyright Registrations:

None.

EXHIBIT E

Commercial Tort Claims

None.

EXHIBIT F

Pledged Collateral

None.

EXHIBIT G

UCC Filing Offices

Grantor	UCC Filing Office
Archway Sales, LLC	Delaware

EXHIBIT L

FCC Licenses

None.